EXHIBIT 10.3

                                 ELCOTEL, INC.

                    Employment Agreement of David F. Hemmings




        Agreement (this "Agreement") dated as of the 10th day of December, 1998 by and between Elcotel, Inc. (the "Company") and David F. Hemmings ("Employee") upon the following terms and conditions:

        1. Term: This Agreement shall commence on December 10th, 1998 and shall continue until either party terminates this Agreement by giving the other party at least 60 days prior written notice or until sooner terminated as provided in this Agreement.

        2. Employment. Employee shall be employed by the Company and he shall devote his full business time to carrying out the responsibilities of his position with the Company. Employee's position with the Company on the date of this Agreement shall be Senior Vice President, Business Development & Technology System Development.

        3. Salary: During the term of this Agreement, the salary paid to Employee shall not be less than One Hundred Fifty Thousand Dollars ($150,000.00) per year, and shall be subject to annual review for merit or other increases in the sole discretion of the board of directors of the Company.

        4. Benefits: Employee shall be entitled to the same benefits as are made available to the Company's other senior executives and on the same terms and conditions as such executives (the "Benefits").

        5. Bonuses: Employee shall be entitled to receive such annual bonus, if any, as the board of directors of the Company or the Compensation Committee of the board determines or has approved prior to the date hereof through the Company's Incentive Compensation Plan (the "Bonus").

        6.      Stock Options:

                (a) Employee shall be eligible for additional stock option grants to purchase shares of the Company's common stock pursuant to the Company's stock option plans. Employee shall retain all options previously granted and unexercised.

                (b) All of Employee's stock options shall immediately vest in their entirety in the event of a Change of Control (as defined below). In addition, in the event of a termination by the Company of Employee's employment (including by 60 days prior written notice pursuant to Section 1) other than for Cause (in accordance with Section 9(a) of this Agreement) or upon the death or disability of Employee (in accordance with Section 9(d) of this Agreement), all of Employee's employee stock

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options shall continue in effect for 30 days after the effective date of such termination except that (x) for all options granted after the date of this Agreement and for all other existing options that can be amended without increasing the exercise price in order to maintain incentive stock option status for federal income tax purposes, shall continue in effect until the termination of such option in accordance with its terms absent any termination of employment but not to exceed one year from the date of termination of employment and (y) for all options to which (x) does not apply, shall, if not exercised within such 30 day period, be automatically extended until the termination of such option in accordance with its terms absent any termination of employment but not to exceed one year from the date of termination of employment.

                (c) The occurrence of any one or more of the following events shall be deemed to be a "Change of Control":

                        (i)     If any transaction occurs whereby
substantially all of the assets of the Company are transferred, exchanged or sold to a non-affiliated third party other than in the ordinary course of business;

                        (ii) If a merger or consolidation involving the Company occurs and the stockholders of the Company immediately before such merger or consolidation do not own immediately after such merger or consolidation at least fifty percent (50%) of the outstanding common stock of the surviving entity or the entity into which the common stock of the Company is converted; or

                        (iii)   If any person (including, without
limitation, any individual, partnership or corporation), other than Fundamental Management Corporation and its affiliates or other than Wexford Management LLC and its affiliates, becomes the owner, directly or indirectly, of securities of the Company or its successor (or a parent company thereof) representing thirty-five (35%) or more of the combined voting power of the Company's or its successor's (or a parent's, as the case may be) securities then outstanding.

        7.      Business Expenses:  Employee shall be reimbursed
(in accordance with Company policy from time to time in effect) for all reasonable business expenses incurred by him in the performance of his duties.

        8. Indemnification: Employee shall be indemnified by the Company with respect to claims made against him as an officer and/or employee of the Company and as an officer and/or employee of any subsidiary of the Company to the fullest extent permitted by the Company's certificate of incorporation, by-laws and the General Corporation Law of the State of Delaware.

        9.      Termination By the Company:  Employee's
employment may be terminated by the Company only as provided below:

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                (a)     For Cause:  For Cause (as defined below) by
written notice to Employee and payment to him of salary accrued, but not paid through the date of termination; provided however -

                        (i)     If the nature of such Cause involves
dishonesty, fraud or serious moral turpitude, such termination shall be effective upon the giving of such notice.

                        (ii)    If the nature of such Cause does not
involve dishonesty, fraud or serious moral turpitude, such termination shall be effective upon the expiration of thirty
(30) days after the giving of such notice unless within such thirty-day period, Employee has cured the basis of such Cause, or if a cure is not possible within a thirty-day period, if he has diligently and in good faith commenced to effect such cure.

                (b)     Without Cause:  Without Cause by prior
written notice of termination given to Employee and by compliance with the following:

                        (i) The Company shall pay to Employee his salary accrued, but not paid through the date of termination and shall pay to Employee his salary and provide, at the Company's expense, the Benefits (excluding participation in the Company's 401(k) plan and any other benefits to which COBRA does not apply) for a period of (x) six months from the date of termination of employment and thereafter (y) until such date that the Employee locates employment comparable to his employment with the Company at the date of termination of employment but not beyond the date that is twelve months from the date of termination of employment.
If the Employee's employment is terminated without Cause during a fiscal year effective on a date that is on or after 6 months after the beginning of such fiscal year, then the Company shall pay to Employee in a lump sum within 30 days after the termination of employment the Pro Rata portion of the Employee's bonus from the Company with respect to the fiscal year prior to the termination of employment; provided however with respect to a termination of employment without Cause that is effective during the fiscal year ending March
31, 1999, the Company shall pay to Employee on or before June 30, 1999 the Pro Rata portion of the Employee's bonus from the Company with respect to the fiscal year ending
March 31, 1999, such bonus (but not the Pro Rata portion thereof) shall be calculated as if he had been employed through the end of such fiscal year. Pro Rata shall mean the number of days from the beginning of the Company's fiscal year during which the termination of employment occurred up to and including the date of termination of employment divided by 365 days.

                        (ii)     If without Employee's written
consent, (x) there is a material reduction in Employee's responsibilities or a reduction in his salary or (y)
Employee is required to perform his duties (other than for normal travel, consistent with performance of his services hereunder) from a geographic location other than the area consisting of Sarasota, Florida, and its surrounding counties, the reduction or requirement may, at Employee's option by notice given to the Company within ninety (90) days after the date of such reduction or requirement, be treated by him as a notice of termination of his employment by the Company without Cause.

                (c) Termination on 60 Days Notice: If the Company terminates this Agreement by 60 days prior written notice pursuant to Section 1 and if Employee's employment is thereafter terminated by the Company without Cause, such termination shall be treated as a termination without Cause pursuant to Section 9(b) and Employee's stock options shall be subject to the provisions of Section 6(b). The obligations of the Company contained in this Section 9(c) shall survive the termination of this Agreement by the Company pursuant to Section 1.

                (d) Death or Permanent Disability: Upon the death or permanent disability of Employee, but only after providing him with salary accrued through the effective date of death or disability.

                (e)     Definition of "Cause":  "Cause" for
purposes of termination by the Company shall be defined as (i) any act or acts by Employee of dishonesty or fraud or that constitute serious moral turpitude; or (ii) misconduct of a material nature or a material breach in connection with the performance by him of his responsibilities hereunder that Employee knew or should have known would be materially detrimental to the Company or its business.

        10.     Termination By Employee:

                (a) Employee may terminate his employment under this Agreement by reason of a breach hereof by the Company on twenty (20) days prior written notice to the Company, if such breach is not cured within such twenty day period.

                (b) Employee may also terminate his employment under this Agreement by giving the Company at least sixty (60) days prior written notice of termination.

        11. Proprietary Information. Unless otherwise expressly agreed by Company in writing, any inventions, ideas, reports, discoveries, developments, designs, improvements, inventions, formulas, processes, techniques, "know-how," data, and other creative ideas concerning the manufacture, design, marketing or sale of pay phones (all of the foregoing to be hereafter referred to as "Proprietary Information"), whether or not patentable or registrable under copyright or similar statutes, hereinafter generated by Employee either alone or jointly with others in the course of his employment hereunder with Company relating or useful to the manufacture, design, marketing or sale of pay phones by the Company, shall be the sole property of Company. Employee hereby assigns to Company any rights which he may acquire or develop in such Proprietary Information. Employee shall cooperate with Company in patenting or copyrighting any such Proprietary Information, shall execute any documents tendered by Company to evidence its ownership thereof, and shall cooperate with Company in defending and enforcing its rights therein. Employee's obligations under this
Section 11 to assist Company in obtaining and enforcing patents, copyrights, and other rights and protections relating to such Proprietary Information in any and all countries shall continue beyond the termination of his employment. Company agrees to compensate Employee at a reasonable rate for time actually spent by Employee at Company's request on such assistance after termination of Employee's employment with Company. If Company is unable, after reasonable effort, to secure Employee's signature on any document or documents needed to apply for or prosecute any patent, copyright, or right or protection relating to such Proprietary Information, whether because of the Employee's physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Employee's agent and attorney-in-fact, to act for and on his behalf to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or similar protections thereon with the same legal force and effect as if executed by Employee.

        12.     Covenants Not To Disclose Confidential Information.

                (a) Employee agrees that he will not at any time or place during his employment or for three years after termination of such employment directly or indirectly disclose to any person or firm other than Company or make, use or sell any records, ideas, files, drawings, documents, improvements, equipment, customer lists, sales and marketing techniques and devices, formulas, specifications, research, investigations, developments, inventions, processes and data, and without limiting the generality of the foregoing, anything not within the public domain (ideas in the process of being disclosed to customers shall not be considered in the public domain), belonging to Company, whether or not patentable or copyrightable, other than for the sole and exclusive benefit of Company, without the prior written consent of Company. Employee agrees that both during the course of his employment with Company and for three years thereafter he will keep confidential from persons not associated with Company any and all Proprietary Information, special techniques, and trade secrets of Company. Upon termination of his employment for any reason whatsoever, Employee agrees to return to Company any property belonging to it, including but not limited to any and all records, notes, drawings, specifications, programs, data and other materials, and copies thereof, pertaining to Company's business and generated or received by Employee in the course of his employment duties with Company.

                (b) Employee agrees that during the course of his employment with the Company and the Restricted Period (as defined in Section 13) he will not directly or indirectly entice or hire away or in any other manner persuade an employee, consultant, dealer or customer of Company to discontinue that person's or firm's relationship with or to Company as an employee, consultant, dealer or customer, as the case may be.

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                (c)     Employee agrees that he will not, during
the course of his employment with the Company and the Restricted Period (as defined in Section 13), engage in any employment or business activity in which it might reasonably be expected that confidential Proprietary Information or trade secrets of Company obtained by the Employee during the course of his employment with Company would be utilized.

                (d) The Employee recognizes and agrees that his violation of any terms contained in paragraphs (a), (b), or (c) of this Section 12 will cause irreparable damage to Company, the amount of which will be impossible to estimate or determine. Therefore, Employee further agrees that Company shall be entitled, as a matter of course, to an injunction restraining any violation or further violation of any such covenant or covenants by Employee, his employees, partners, agents or associates, such right to an injunction to be cumulative and in addition to any other remedies, at law or otherwise, which Company might have. Company hereby waives any right to require a bond in connection with obtaining such an injunction. Employee further agrees that his violation of any of the terms of paragraphs (a), (b), or (c) of this Section 12 during the course of his employment with Company shall be a cause for his termination without notice of any rights of the Employee under this Agreement. Such covenants shall be severable, and if the same be held invalid by reason of length of time, area covered, or activity covered, or any or all of them, shall be reduced to the extent necessary to cure such invalidity.

        13.     Covenant Not To Compete Unreasonably With
Company.  Employee further covenants and agrees that:

                (a) During the course of his employment with Company and the Restricted Period, Employee shall not undertake any employment or financial involvement with or assistance of any person, firm, association, partnership, corporation or enterprise which is engaged in the manufacture, design, marketing or sale of pay phones. "Restricted Period" shall mean (i) if this Agreement is terminated For Cause, one year; (ii) if this Agreement is terminated by the Company without Cause or by either party by 60 days prior written notice pursuant to Section 1, the time period following termination of employment during which the Employee is entitled to receive salary and Benefits, but not to exceed one year; and (iii) if this Agreement terminates for any other reason, there shall be no Restricted Period.

                (b) Employee recognizes and agrees that his violation of any terms contained in paragraph (a) of this Section 13 will cause irreparable damage to Company the amount of which will be impossible to estimate or determine. Therefore, Employee further agrees that Company shall be entitled, as a matter of course, to an injunction restraining any violation or further violation of any such covenant or covenants by Employee, his employees, partners, agents or associates, such right to an injunction to be cumulative and in addition to any other remedies, at law or otherwise, which Company might have.
Employee further agrees that his violation of any of the terms of paragraph (a) of this Section 13 during the course of his employment with Company shall be a cause for his termination without notice of any rights of Employee under this Agreement. Such covenants shall be severable, and if the same be held invalid by reason of length of time, area covered, or activity covered, or any or all of them, shall be reduced to the extent necessary to cure such invalidity.

        14. Notices: Notices that are required or permitted hereunder shall be given by hand delivery, by delivery to a courier service providing next day delivery and proof of receipt, or by facsimile transmission (except to Employee), as follows:

                If to the Company at:           Elcotel, Inc.
                                                6428 Parkland Drive
                                                Sarasota, FL  34243
                                                Attn:  President
                                                Facsimile:  941-751-4716

        If to Employee, to his most recent residence address on the books of the Company, or, to such other address of a party as to which that party shall notify the other parties in the manner provided herein.

        15. Proration: To the extent that proration is not otherwise provided for in this Agreement, all amounts payable to Employee under this Agreement shall be deemed earned on a daily basis and shall be prorated based on a 365-day year.

        16.     Entire Agreement, etc.:

                (a)     This Agreement contains the entire
understanding of the parties except as otherwise expressly contemplated herein; shall not be amended except by written agreement of the parties signed by each of them; shall be binding upon and inure to the benefit of the parties and their successors, personal representatives and assigns; and shall supersede and replace all prior employment agreements between the parties.

                (b)     No representation, affirmation of fact,
course of prior dealings, promise or condition in connection herewith not incorporated herein shall be binding on the parties.

                (c)     No waiver of any term or condition
contained herein shall be binding upon the parties unless made in writing and signed by the party to be bound thereby.



		IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.



EMPLOYEE:
                                          ELCOTEL, INC.

/s/ David F. Hemmings                        /s/ Tracey L. Gray
----------------------                    By:--------------------------
David F. Hemmings                            Tracey L. Gray, President